United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2024

Pineapple Energy Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-31588	41-0957999
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10900 Red Circle Drive Minnetonka, MN	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 996-1674

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value, $.05 per share	PEGY	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On May 13, 2024, Pineapple Energy Inc. (the “Company”) entered into a Subscription and Investment Representation Agreement (the “Subscription Agreement”) with Lake Street Solar, LLC (the “Purchaser”), a former holder of more than ten percent of the Company’s common stock and an affiliate of Scott Honour, a director of the Company, pursuant to which the Company agreed to issue and sell one (1) share of the Company’s Series B Preferred Stock, par value $1.00 per share (the “Preferred Stock”), to the Purchaser for $15 cash. The sale closed on May 14, 2024. Additional information regarding the rights, preferences, privileges and restrictions applicable to the Preferred Stock is contained in Item 5.03 of this report and incorporated by reference herein.

The Subscription Agreement contains customary representations and warranties and certain indemnification rights and obligations of the parties.

The foregoing description of the Subscription Agreement does not purport to be complete and is subject to, and qualified by, the full text of such document, a copy of which is filed as Exhibit 10.1 and incorporated by reference herein.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 16, 2024, Pineapple Energy Inc. (the “Company”) received a notice (the “Notice”) from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market informing the Company that it no longer complies with the requirement under Nasdaq Listing Rule 5550(b)(1) to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing on the Nasdaq Capital Market (the “Stockholders’ Equity Rule”) because the Company reported stockholders’ equity of negative $11.2 million in its Form 10-Q for the period ended March 31, 2024, and, as of the date of the Notice, the Company did not meet the alternatives of market value of listed securities or net income from continuing operations. Accordingly, the Notice indicates that this matter serves as an additional basis for delisting the Company’s securities from the Nasdaq Stock Market.

The Notice provides that it is formal notification that the Nasdaq Hearings Panel (the “Panel”) will consider this matter in their decision regarding the Company’s continued listing on the Nasdaq Capital Market, and that the Company should present its views with respect to this additional deficiency to the Panel in writing no later than May 23, 2024.

The Notice is in addition to the previously-disclosed prior non-compliance notices that the Company received from the Staff: (i) on October 27, 2023, a notice that because the closing bid price for the Company’s common stock listed on Nasdaq was below $1.00 per share for the last 31 consecutive business days, the Company did not comply with the minimum closing bid price requirement for continued listing on the Nasdaq Capital Market under Nasdaq Marketplace Rule 5550(a)(2) (the “Minimum Bid Rule”); and (ii) on February 27, 2024, a notice that the Company’s common stock had a closing bid price of $0.10 or less for 10 consecutive trading days which does not comply with the provisions under Nasdaq Listing Rule 5810(c)(3)(A)(iii) (the “Low Priced Stock Rule”). On April 19, 2024, the Panel granted an extension for the Company to regain compliance with the Minimum Bid Rule until July 24, 2024, conditioned upon the Company obtaining shareholder approval for a reverse stock split that satisfies the Minimum Bid Rule by July 1, 2024 and the Company effecting the reverse stock split by July 11, 2024 and maintaining a $1.00 closing bid price or more for a minimum of ten consecutive trading days by July 24, 2024.

The Company intends to hold its 2024 annual meeting on July 1, 2024, in part, to request shareholder approval for a reverse stock split. However, failure to meet any of the terms of this extension could result in the immediate delisting of the Company’s securities from the Nasdaq Stock Market. The Company further intends to request shareholder approval of an increase in the number of authorized shares of the Company’s common stock at that annual meeting, which, if approved, may be utilized to assist the Company in regaining compliance with the Stockholders’ Equity Rule.

There can be no assurances that the Company will be able to regain compliance with the Minimum Bid Rule, the Low Priced Stock Rule or the Stockholders’ Equity Rule at all or by applicable deadlines. If the Company is unable to regain or maintain compliance with these Nasdaq requirements, its common stock will be delisted from Nasdaq.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this report is incorporated by reference herein. Based in part upon the representations of the Purchaser in the Subscription Agreement, the offering and sale of the Preferred Stock was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 3.03 Material Modifications to Rights of Security Holders.

The information contained in Item 5.03 of this report is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Designation

On May 13, 2024, the Company filed a certificate of designation (the “Certificate of Designation”) with the Secretary of State of Minnesota, effective as of May 13, 2024, designating the rights, preferences, privileges and restrictions of the share of the Preferred Stock. The Certificate of Designation provides that the share of Preferred Stock will have 5,000,000,000 votes and will vote together with the outstanding shares of the Company’s common stock as a single class exclusively with respect to (i) any proposal to amend the Company’s Fourth Amended and Restated Articles of Incorporation (the “Articles”) to effect a reverse stock split of the Company’s common stock (the “Reverse Stock Split Proposal”) and (ii) any proposal to adopt an amendment to the Articles, or any other proposal to otherwise approve or ratify, to increase the authorized number of shares of common stock, either by increasing the total number of authorized shares or by effecting a reverse stock split without a corresponding decrease in the number of authorized shares (the “Authorized Shares Increase Proposal”). The Preferred Stock will also be entitled to vote in the election of directors, but will only have one vote to cast with respect to each director nominee.

The Preferred Stock will be voted, without action by the holder, in the same proportion as shares of common stock are voted. The Preferred Stock otherwise has no voting rights except as otherwise required by the Minnesota Business Corporation Act.

The Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of stock or other securities of the Company, nor is it redeemable for cash or any other consideration. The Preferred Stock has no rights with respect to any distribution of assets of the Company, including upon a liquidation, bankruptcy, reorganization, merger, acquisition, sale, dissolution, or winding up of the Company, whether voluntarily or involuntarily. The holder of the Preferred Stock will not be entitled to receive dividends of any kind.

The outstanding share of Preferred Stock will be cancelled in whole, but not in part, at any time (i) if such cancellation is ordered by the Company’s Board of Directors in its sole discretion or (ii) automatically upon the approval by the Company’s shareholders of the Reverse Stock Split Proposal and Authorized Shares Increase Proposal at any meeting of shareholders. The holder of the Preferred Stock is not entitled to any consideration upon such cancellation.

The foregoing description of the Certificate of Designation does not purport to be complete and is subject to, and qualified by, the full text of such document, a copy of which is filed as Exhibit 3.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Certificate of Designation of Series B Preferred Stock, dated May 14, 2024

10.1	Subscription and Investment Representation Agreement, dated April 23, 2024, by and between Pineapple Energy Inc. and Lake Street Solar, LLC

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

Forward-Looking Statements

This Current Report on Form 8-K includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company’s current expectations or beliefs and are subject to uncertainty and changes in circumstances, including the Company’s expectations regarding its ability to obtain shareholder approval for a reverse stock split and its ability to effect a reverse stock split, as well as the Company’s ability to obtain shareholder approval for an increase in the number of authorized shares of common stock. While the Company believes its plans, intentions, and expectations reflected in those forward-looking statements are reasonable, these plans, intentions, or expectations may not be achieved. For information about the factors that could cause such differences, please refer to the Company’s filings with the Securities and Exchange Commission, including, without limitation, the statements made under the heading “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2023 and in subsequent filings. The Company does not undertake any obligation to update or revise these forward-looking statements for any reason, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PINEAPPLE ENERGY INC.

Date: May 17, 2024	By:	/s/ Eric Ingvaldson
Eric Ingvaldson, Chief Financial Officer